Consent of Independent Registered Public Accounting Firm

The Board of Trustees

EnTrustPermal Hedge Strategies Fund II

We consent to use of our report dated May 26, 2016, with respect to the financial statements of EnTrustPermal Hedge Strategies Fund II (formely Permal Hedge Strategies Fund II), as of March 31, 2016, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Prospectus and the Statement of Additional Information.

New York, New York

July 25, 2016